Exhibit 23.5

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the quotation and/or summarization of our fairness opinion under the caption “Opinion of GNB’s Financial Advisor” and inclusion as Annex B to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form  S-4 relating to the proposed merger between GNB Financial Services, Inc. and FNBM Financial Corporation and to the  reference to our firm’s name under the captions “Summary”, “Risk Factors”, “Background of the Merger”, “GNB’s Reasons for the Merger”, “Opinion of GNB’s Financial Advisor” and “Representations and Warranties of GNB” in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

By:

West Conshohocken, Pennsylvania

December 23, 2014

4 Tower Bridge  •  200 Barr Harbor Drive   •   West Conshohocken  •   PA   19428-2979

phone (610) 832-1212  • toll free (800) 883-1212  •  fax (610)  832-5301

www.boenninginc.com  •  Member FINRA/ SIPC